                                                       Exhibit 10.15
                                                       to Form 10-K


                    AGREEMENT      Agreement#__________________


PARTIES:  OLSSON INDUSTRIAL ELELECTRIC, INC.        "Contractor"
          P.O. Box 70413
          Eugene, Oregon 97401
       And
          Synthetech, Inc.
          1290 Industrial Way
          Albany,  OR  97321                         "OWNER"


1.   SCOPE OF WORK:   CONTRACTOR agrees to furnish al
supervision, tools, equipment, labor and materials necessary to fully complete the following project in a workmanlike manner, within the times and in accordance with the drawings and documents specified below and the scope of work contained in CONTRACTOR'S letter to OWNER dated March 5, 1999.

     (a) Drawings and Documents:  Furnished by Owner
     (b) Begin work:   March 1, 1999  Complete work: JULY 1, 1999
     (c) Description of Project: Phase II Expansion Electrical - tank farm Area

2. PAYMENT. Owner agrees to pay CONTRACTOR compensation based on published labor rates and material markup as follows:

     COMPENSATION CATEGORY                   METHOD
     ---------------------                   ------
A.   Contractor owned rental equipment       At "best" publishedprice
B.   Third party rental equipment            Actual Invoice plus 10%
C.   Small tools valued at $750 or less      No charge,included in labor rates
D.   Materials that become part of the
     installation                            Actual invoice amount plus 10%
E.   Subcontractors                          Actual invoice amount plus 10%
F.   Hourly wages                            $ per attached rate schedule
G.   Subsistence                             $ None

3. INDEMNITY. Each party agrees to defend, indemnify and save harmless the other party and its agents and employees against any and all uninsured loss, damage, liability, claims demands or costs (including attorneys fees) resulting from injury or harm to persons or property (including without limitation, the indemnifying parties agents, employees or property) arising out of or in any way connected with the acts or omissions or breach of this Agreement by the indemnifying party and its employees and agents except for injuries or harm caused in substantial part by the indemnified party or its employees or agents.

4. INSURANCE. Prior to commencement of work, CONTRACTOR shall obtain and maintain in lull force and effect during the term hereof, at Contractor's sole expense the following insurance coverage upon CONTRACTOR'S operations hereunder.
     (a) Comprehensive General Liability, including contractual, XCU, products and completed operations with minimum limits of $500,000 per person and $1,000,000 per occurrence bodily injury and $500,000 property damage or combined single limit of $1,000,000.
     (b) Comprehensive Automobile Liability covering owned, hired and non-owned vehicles with minimum limits of $50(0,000 per person and $1,000,000 per occurrence the bodily injury and $500,000 properly damage or

AGREEMENT - PAGE 1 OF 2
combined single limit of $1,000,000.

     (c) Worker's Compensation insurance as required by law, including Employer's Liability.

OWNER shall be designated as an additional insured under the policies described in (a) and (b) above if OWNER requests in writing. CONTRACTOR shall furnish OWNER with Certificates of Insurance evidencing compliance herewith upon request CONTRACTOR shall obtain an endorsement, if requested by OWNER, requiring thirty (30) days written notice prier to any material change of coverage or cancellation or termination of coverage

5. CHANGE ORDERS. OWNER may increase, decrease or alter work to be done and materials furnished hereunder with CONTRACTORS prior written consent. Any changes and the adjustment of the fixed fee resulting from the change shall be agreed to in writing prior to performance of the changed scope of work.

6. WARRANTY. All work and materials furnished hereunder shall meet the requirements of section I above. CONTRACTOR shall repair or replace, at CONTRACTOR'S expense any material furnished by CONTRACTOR which fails to meet the requirements of section I if the defect or non conformity is reported to CONTRACTOR in writing within one year after final payment. CONTRACTOR MAKES NO OTHER WARRANTY EITHER EXPRESS OR IMPLIED AND NO WARRANTY OF MERCANTABILITY OR SUITABILITY FOR ANY PARTICULAR PURPOSE. CONTRACTOR SHALL, NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7. COMPLIANCE AND INTERFERENCE. CONTRACTOR shall comply with all public laws, ordinances, and requirements respecting the work, obtain all required permits. All work shall be done in a manner which minimizes interference with OWNERS ongoing operation to the extent CONTRACTOR can reasonably do so.

8. DISPUTES. All disputes between the parties arising out of or related to this Agreement or the work described in section I shall be resolved by arbitration in accordance with the rules of the American Arbitration Association unless joinder of a third party is necessary for a complete resolution of all issues in dispute, in that case either party may resort to litigation to resolve such dispute so long as the third party is joined in such litigation. Any arbitration award shall be final and binding and may be registered as a final Judgment in any court with jurisdiction. Arbitration off trial litigation shall be in Lane County Oregon. The prevailing party us any arbitration or litigation shall be awarded such parties attorney's fees, cost and all expanses incurred therein and in any appeal therefrom and in enforcing and collecting any judgment or award.

     DATED this     26th day of March   , 1999

CONTRACTOR :                            OWNER:

By:                                     By:     Mitchell R. McVay
Title:   President                      Title:  Director of Engineering


AGREEMENT PAGE 2 OF 2

                          Olsson Industrial Electric

1919 LAURA                                             P.O. Box 70413
SPRINGFIELD, OREGON 97477                              EUGENE, OREGON 97401
(541) 747-8460                                         FAX (541) 747-4846


March 5, l999

Synthetech Inc.
1290 Industrial Way
Albany, Oregon 97321

Attention:     Mitch McVay
               Dennis Willhite
Subject: Phase II Expansion Electrical - Tank Farm Area.

Dear Sirs:
In response to your request we are pleased to offer our estimate for the following electrical installation:

     1. Install Beckoff I/O cabinet on the East inside wall of the Process MCC Room.
          Note: Pricing related to providing enclosure and assembly of I/O cabinet will be broken down as a separate line item at the end of this quotation

     2. Furnish and install conduit and wiring related to the Process MCC Beckoff l/O Cabinet in accordance with the following Olsson Industrial Electric, Inc. drawings:

               - DWG OIE-421
               - DWG OIE-422

          Note #1: All wiring in Tank Farm area has been figured as Class I Division 1.
          Note #2: Refer to Synthetech Project Scope and Final Draft I/O list, dated 2/23/99 as reference for devices being wired in this proposal (attached to bid).
          Note #3: Conduit and wiring related to the following areas has not been included in this proposal:

               - Solvent Still
               - Distillation Skid
               - Scrubbers 266, 267
               - Vacuum Pumps 256, 257~ 25E, 259
               - Tanks 520 and 530

     3.   Furnish and install conduit and wiring from the Process
          MARC out to the
          following motors:

               (4) Tank Farm Pumps (15HP) 3/4" C (4) #l0

          Note: Starters for the pumps are existing in the Process MCC.

     4.   Furnish and install conduit and wiring from the 1
          20/240 volt single phase
          panel and the 277volt lighting panel out to the following devices:

                         Tank Farm Area
                         --------------
               - (2) l 20vac convenience outlets

               - (6) 250watt 277volt Class l Division l Pendant Mount

               - (8) 250watt 277volt Class l Division l Stanchion Mount

               - 120vac 20amp circuit for foam system

          Note: The (6) 250watt pendant fixtures were furnished under the New Chemical Storage Building Proposal.

     5. Furnish and install (l} 1-1/2' C with (30) #16TFFN from the Tank Farm Foam System Control Panel to the Process MCC I /O Cabinet.

     6. Furnish and install (1) l " C with (1) 4pair 24awg cable from the Tank Farm to the control room for MMI Display Communication.

     7. Support brackets and wall sawing related to conduit rack on the West outside wall of the plant has been included in this estimate.

Our estimate for the above described electrical installation can he broken down as follows:

               A.   Installation:            $108,340.00
               B.   Beckoff l/O Enclosure:   $  6,550.00
                                             -----------
                         Total:              $114,890.00
                                             ===========
We would like to thank you for the opportunity of offering this proposal and look forward to hearing from you whenever we may be of service.

Sincerely,
Olsson Industrial Electric, Inc.
Ike Olsson



SYN4 IKE95